UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): October 23, 2007

                                  Innovex, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
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                 (State Or Other Jurisdiction Of Incorporation)


              000-13143                                    41-1223933
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        (Commission File Number)            (I.R.S. Employer Identification No.)

     3033 Campus Drive, Suite E180
             Plymouth, MN                                     55441
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(Address Of Principal Executive Offices)                    (Zip Code)


                                 (763) 383-4000
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               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1-4 through 6-9 are not applicable and therefore omitted.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 23, 2007, the Governance Committee of the Board of Directors of Innovex, Inc. (the "Company") recommended and the Board of Directors approved the appointment of Terry Dauenhauer to the Board of Directors. Mr. Dauenhauer accepted the appointment on October 23, 2007. Mr. Dauenhauer, currently the Company's Senior Vice President and Chief Operating Officer, is expected to be appointed to the role of President and Chief Executive Officer on or about December 15, 2007 as part of the Company's plan to relocate its corporate offices to Thailand.

     On October 23, 2007, the Compensation Committee of the Board of Directors of the Company adopted and the independent directors of the Board of Directors ratified, the FY 2008 Innovex Inc. Bonus Plan ("the Bonus Plan"). Executive officers and other employees of the Company participate in the Bonus Plan. Of those officers identified as the Company's "named executive officers" in it proxy statement for the Company's 2007 Annual Meeting, the following executive officers are employed by the Company and will participate in the bonus plan if they remain employed by the Company at the end of the fiscal year: William P, Murnane, President and Chief Executive Officer; Terry M. Dauenhauer, Senior Vice President and Chief Operating Officer; E. Thomas Atchison, Vice President & Managing Director, Innovex Thailand; and Keith Foerster, Senior Vice president, Development and Sales. In this Form 8-K, these persons are referred to as the "executive officers."

     The Bonus Plan has two components, corporate objectives and individual objectives. The 2008 corporate objectives are performance targets related to three measures: (1) increasing revenue excluding pass-through materials weighted at 30% of the total bonus, (2) increasing operating profit weighted at 35% of the total bonus, and (3) earnings before interest, taxes, depreciation, amortization and restructuring weighted at 35% of the total bonus. The Compensation Committee established minimum, target and maximum levels of achievement for each performance measure. Under the corporate objectives component of the Bonus Plan, participants will receive cash bonuses on a pro rata basis from zero to the target bonus if performance under the objectives is between or equal to the minimum and target objectives and pro rata from the target bonus to the maximum bonus if performance under the objectives is between or equal to the target and the maximum objectives. As a result, a participant will receive a bonus in an amount to be calculated in accordance with the terms of the Bonus Plan with the exact amount dependent on the actual performance results achieved and the position of such participant with the Company. In the case of the Chief Executive Officer, the minimum, target and maximum aggregate bonus under the Bonus Plan, including all components, would be zero, 60% and 120%, respectively, of the officer's base salary at the end of the fiscal year. The minimum, target and maximum aggregate bonus for the Senior Vice President and Chief Operating Officer and Senior Vice President, Development and Sales are zero, 40% and 80%, respectively, of their base salaries at the end of the fiscal year. The minimum, target and maximum bonus for the Vice President and Managing Director, Innovex Thailand are zero, 35% and 70%, respectively, of the officer's base salary at the end of the fiscal year.

     On October 23, 2007, the Compensation Committee of the Board of Directors of Innovex, Inc. ("the Company") approved and the independent directors of such Board ratified, the salary levels of the Company's executive officers effective January 1, 2008. Terry Dauenhauer, currently the Company's Senior Vice President and Chief Operating Officer, salary will increase to $285,000. Salary levels for all other executive officers will remain unchanged at $360,000 for William Murnane, $215,000 for Keith Foerster and $209,000 for E. Thomas Atchison.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     INNOVEX, INC.

                                                     By: /s/ Douglas W. Keller
                                                          ----------------------
                                                         Douglas W. Keller
                                                         Vice President, Finance

Date: October 29, 2007